SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




         Date of Report (Date of Earliest Event Reported) April 5, 2002



                               Cross Country, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




Delaware                           0-33169                            13-4066229
--------------------------------------------------------------------------------
(State or Other                 (Commission                     (I.R.S. Employer
Jurisdiction of                 File Number)                      Identification
incorporation)                                                              No.)






       6551 Park of Commerce Blvd., N.W., Suite 200, Boca Raton, FL 33487
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)




                                 (561) 998-2232
              (Registrant's Telephone Number, Including Area Code)




                                 Not Applicable
--------------------------------------------------------------------------------
         (Former Name or Former Address, If Changed Since Last Report.)

ITEM 5.  OTHER EVENTS.

         Incorporated by reference is a press release issued by the Company on April 5, 2002, which is attached hereto as Exhibit 1.1.

                  .

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  EXHIBITS.

EXHIBIT           DESCRIPTION

1.1               Press release issued by the Company on April 5, 2002

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               CROSS COUNTRY, INC.




                               BY:   /s/ Joseph A. Boshart
                                    ----------------------
                                    Name: Joseph A. Boshart
                                    Title: President and Chief Executive Officer



Date:  April 8, 2002

Exhibit 1.1

     CROSS COUNTRY, INC.'S UNDERWRITERS EXERCISE OVER-ALLOTMENT OPTION

BOCA RATON, Fla., April 5, 2002/ -- Cross Country, Inc. (Nasdaq: CCRN) announced today that the underwriters of its secondary offering had exercised their over-allotment option with respect to an aggregate of 700,000 shares of common stock. All of such shares were sold by Charterhouse Equity Partners III, L.P., Morgan Stanley Private Equity and related entities, DB Capital Investors, L.P., The Northwestern Mutual Life Insurance Company, Bruce Cerullo, and CHEF Nominees Limited, pro rata in accordance with their respective ownership of common stock.


The offering price of the shares was $26.75 per share. Merrill Lynch & Co. acted as the book runner for the offering. Salomon Smith Barney was the co-lead manager. Banc of America Securities LLC, CIBC World Markets Corp., and SunTrust Robinson Humphrey acted as co-managers.


Copies of the prospectus relating to the offering may be obtained from the offices of Merrill Lynch & Co., 4 World Financial Center, New York, NY 10080.


Cross Country, Inc. is a leading provider of healthcare staffing services in the United States. The company has an active client base of over 3,000 hospitals, pharmaceutical companies and other healthcare providers across all 50 states.


     Contact: Brian Hekman, Director, Corporate Communications 800-998-5187